UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

IRS PARTNERS NO. 19, L.P.
THE LEONETTI/O’CONNELL FAMILY FOUNDATION
M2O, INC.
THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST
MICHAEL F. O’CONNELL
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
ROGER H. BALLOU

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS
OF
RCM TECHNOLOGIES, INC.
_________________________

SUPPLEMENT DATED NOVEMBER 12, 2013 TO THE PROXY STATEMENT
OF
LEGION PARTNERS ASSET MANAGEMENT, LLC, IRS PARTNERS NO. 19, L.P., THE LEONETTI/O’CONNELL FAMILY FOUNDATION, M2O, INC., THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST, MICHAEL F. O’CONNELL, CHRISTOPHER S. KIPER, BRADLEY S. VIZI, AND ROGER H. BALLOU

DATED OCTOBER 30, 2013
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

GENERAL INFORMATION

This supplement to the Proxy Statement is being furnished to you by Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners”), IRS Partners No. 19, L.P., a Delaware limited partnership, The Leonetti/O’Connell Family Foundation, a Delaware non-profit corporation, M2O, Inc., a California corporation, The Michael F. O’Connell and Margo L. O’Connell Revocable Trust, Michael F. O’Connell, Christopher S. Kiper, Bradley S. Vizi, and Roger H. Ballou (collectively, the “Stockholder Group” or “we”), in connection with the 2013 annual meeting of stockholders of RCM Technologies, Inc., a Nevada corporation (the “Company” or “RCM”), scheduled to be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Thursday, December 5, 2013, at 6:00 p.m., local time, including any adjournment or postponement thereof and any meeting which may be called in lieu thereof (the “2013 Annual Meeting”).  This supplement should be read in conjunction with our Proxy Statement dated October 30, 2013, previously delivered to stockholders.  This supplement and the enclosed GOLD proxy card are first being mailed on or about November 12, 2013, to stockholders of record as of October 18, 2013, the record date for determining stockholders entitled to notice of and to vote at the 2013 Annual Meeting.

At the 2013 Annual Meeting, stockholders will be asked to vote on (i) the election of the Stockholder Group’s director nominees, Roger H. Ballou and Bradley S. Vizi (each a “Nominee” and collectively, the “Nominees”), in opposition to two of the Company’s director nominees, to serve until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified, (ii) the ratification of the selection of the Audit Committee’s selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013, (iii) the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers; (iv) the selection, on an advisory basis, of the frequency of future advisory votes on the compensation paid to the Company’s named executive officers; and (v) the Stockholder Group’s non-binding proposal to request that the Board adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the NASDAQ listing standards (the “Independent Chairman Proposal”).

For the reasons set forth in our original Proxy Statement dated October 30, 2013, we are seeking your support at the 2013 Annual Meeting to (i) elect our two Nominees in opposition to the Company’s two director nominees to serve a one-year term or until their respective successors have been duly elected and qualified and (ii) approve the Independent Chairman Proposal.  If elected, such Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value.  However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company.

The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees.  You can only vote for the Company’s nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

SUPPLEMENTAL INFORMATION REGARDING THE BACKGROUND OF THE SOLICITATION

On November 8, 2013, RCM filed a complaint (the “Complaint”) against each member of the Stockholder Group in the U.S. District Court for the District of New Jersey, claiming that the Stockholder Group is attempting to influence the results of the 2013 Annual Meeting by advancing false and misleading statements in violation of Sections 13(d), 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   The Company claims, among other things, that the Stockholder Group has not fully disclosed its intent for nominating the Nominees, which the Company alleges includes an intent to: (i) eventually obtain control of RCM, (ii) seek to terminate the Company’s stockholder rights plan, and (iii) seek to initiate a review of strategic alternatives, including a sale of the Company or other business combination.  The Company seeks an order from the Court declaring the Stockholder Group in violation of the Exchange Act, directing the Stockholder Group to file a revised Schedule 13D and proxy statement, and enjoining the Stockholder Group from soliciting shares, acquiring additional common stock or voting any proxies until the Court confirms that the Stockholder Group has filed a revised Schedule 13D and proxy statement.

We believe there is no merit to the Company’s Complaint.  First, as described in the Background to the Solicitation section of our Proxy Statement, and in our open letter to stockholders dated October 30, 2013, we have repeatedly specified that the Stockholder Group does not propose to acquire or obtain control of the Company.  We reaffirm this intention today without qualification.  Second, as for the Company’s claims that, if elected, we will terminate the stockholder rights plan and initiate a review of strategic alternatives, those claims ignore the fact that if our Nominees are elected to the Board, they will represent a minority of the members of the Board – just two directors on a Board currently comprised of six members.  Any future board decisions, including whether to terminate the Company’s stockholder rights plan or review strategic alternatives will require the approval of a majority of the Board and could not be achieved simply by a vote of our two Nominees.

As support for its claims, the Company cites information which we believe is at best immaterial, and in any event has already been presented to stockholders by the Company or by us in our respective proxy materials.  For example, in its Complaint the Company makes much of the fines once levied against CDI Corporation (“CDI”) while Mr. Ballou was CEO.  We believe that the Company’s account as it relates to Mr. Ballou is grossly exaggerated and that the matter is not material.  To set the record straight, CDI’s annual revenue was approximately $1 billion in 2011 and the fines highlighted by the Company totaled just $4.9 million.  Mr. Ballou was never implicated in the government investigations that led to the fines.

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The Company also relies heavily on the fact that CDI made an unsolicited offer to acquire the Company in 2010 – as if that somehow demonstrates Mr. Ballou’s personal intentions today.  Again, we have repeatedly disclosed Mr. Ballou’s tenure at CDI and the offer made in 2010 is in the public record.  Mr. Ballou retired from CDI in 2011 and no longer has any affiliation with that company.  As stated above and in our prior proxy materials, no member of the Stockholder Group has any interest in acquiring or controlling the Company.

In addition, the Company continues to allege in its Complaint that we insisted that the declassification of the Board be delayed until the 2014 annual meeting of stockholders.  As we have informed stockholders repeatedly, we were amenable to declassifying the Board at the 2013 Annual Meeting if the Company in turn agreed that all directors (not just our two Nominees) would stand for re-election to serve one-year terms at the 2014 annual meeting of stockholders.  We note that while the Company has agreed to declassify the Board at the 2013 Annual Meeting, only two director seats are up for election at the 2013 Annual Meeting and the other incumbent directors who were previously appointed to three-year terms (including one director who was appointed by the Board mid-2013 and has never stood for election and a vote of stockholders) will continue to serve until the end of their terms, which expire in 2014 and 2015.

The Company also calls into question the qualifications and experience of our two Nominees.  We believe our two highly qualified Nominees possess the right mix of operating and financial experience to deliver value to all stockholders.  Mr. Ballou, for example, has significant relevant operational and executive experience.  At CDI, Mr. Ballou turned around a money losing company and returned to stockholders well over $100 million through dividends and a buyback program.  We believe Mr. Vizi, a founder of Legion Partners, will bring relevant experience as an investor with regard to capital allocation, corporate governance and executive compensation.  As a member of the Stockholder Group, led by Legion Partners, with a combined ownership of approximately 13.3% of the outstanding shares of RCM, Mr. Vizi will have a vested interest in creating long-term value for all RCM’s stockholders.  We believe his interests are clearly aligned with all other stockholders to promote greater accountability and maximize stockholder value.

We believe the Company’s Complaint is an eleventh hour act of desperation that seeks to divert stockholders’ attention away from the real issues at hand: that is, the underperformance of the Company and the Board’s lack of accountability to stockholders.  The Complaint merely repeats the tired allegations that the Company has made in its own proxy materials and letters to stockholders.  Stockholders have the opportunity to read the Company’s viewpoint as well as ours before making an informed decision and voting at the 2013 Annual Meeting.  The Complaint is yet the latest example of the Company’s willingness to spend stockholder capital to pursue frivolous ends.

We have nominated two highly qualified candidates for election to the Board to bring much needed industry expertise, operational experience, financial discipline, alignment of compensation to performance, and corporate governance improvements.  We believe these enhancements to the Board are necessary to protect and enhance stockholders’ long-term investment in RCM.

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We remind our fellow stockholders of the following:

➢
The Board claims it has returned over 587% in total stockholder return over the past five years but fails to reveal that its starting point for this measurement was the peak of the financial crisis, when the Company’s stock was a mere 23 cents shy of its lowest closing price in the past 20 years.  If one were to run that same five year return for RCM as of the date ending December 31, 2012 (the date corresponding to the Company’s proxy statement and the most relevant date for judging RCM’s performance) RCM only returned 3.8% to stockholders, significantly underperforming the Russell 2000 and its Peer Set at 19.1% and 40.1%, respectively.

➢	Despite acquiring $32 million in incremental revenue since 2007, RCM has lost approximately $66 million in revenue over the same period of time.

➢	The Board has approved outrageous compensation arrangements for its three top executives – over $8 million ($6.1 million for the Chairman and CEO alone) despite the Company’s underperformance.

➢	Mr. Kopyt’s $6.1 million parachute payment can be triggered if even one of our Nominees is elected to the Board.

➢
The Board has ignored the fact that its own Chairman and CEO previously misrepresented his academic credentials repeatedly to the invested public.  It is unfortunate that stockholders first discovered this misrepresentation at such a late juncture.

➢
The Board has adopted a shareholder rights plan, or poison pill, without stockholder approval and with a low 15% threshold trigger and then rescinded its prior announcement that it would allow stockholders to ratify the plan at the 2013 Annual Meeting.

➢	The Board delayed the 2013 Annual Meeting by 6 months with no communication to stockholders and no stated rationale for this delay.

➢
The Board continues to maintain poor corporate governance practices, including the inability of stockholders to effectively act by written consent (unanimous consent required), to call a special meeting (80% threshold required), and to fill vacancies for directors even if removed by stockholders.

➢	The independent directors of the Board lack any meaningful ownership in the Company – owning less than 1% of the outstanding common stock – making them unvested stewards of stockholder capital.

The Stockholder Group encourages stockholders to send a clear message to the Board that the status quo is not acceptable by voting the GOLD card today.

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IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give us your proxy FOR the election of our Nominees and FOR the Independent Chairman Proposal by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Stockholder Group’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, NY 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

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